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                                                                EXHIBIT 10(e)(2)


                  SECOND AMENDMENT TO FLOWERS INDUSTRIES, INC.
                       1989 EXECUTIVE STOCK INCENTIVE PLAN


         THIS AMENDMENT, made this 17th day of October, 1997, to the Flowers Industries, Inc. 1989 Executive Stock Incentive Plan,

                                   WITNESSETH:

         WHEREAS, the Company has previously adopted and amended the Flowers Industries, Inc. 1989 Executive Stock Incentive Plan (the "Plan") and,

         WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Company may amend the provisions of the Plan, subject to the approval of the Company's stockholders in certain circumstances; and

         WHEREAS, the Company wishes to amend the provisions of the Plan as reflected below, which amendment has been authorized by the Company's Board of Directors and which is further conditioned upon the approval of a majority of the Company's stockholders present and entitled to vote at a meeting duly called and held prior to December 31, 1997;

         NOW, THEREFORE, the Plan is hereby amended as follows:

                                       I.

                  Paragraph 3 of the Plan is hereby amended to read as follows

SECTION 3.  Stock Subject to Plan.

                  The total number of shares of Stock reserved and available for distribution under the Plan shall be 12,050,000 shares, subject to adjustment as hereinafter provided in this Section 3. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock



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Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

                  In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

                  Subject to adjustment as provided in the preceding paragraph, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 12,050,000 shares of Stock.

                  Notwithstanding any other provision of this Plan to the contrary, no participant shall be granted stock options or stock appreciation rights with respect to more than 250,000 shares of stock during any fiscal year, subject to adjustment in the manner described above in the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock.

                                       II.

                  Section 14 of the Plan is hereby amended by adding Section 14(g), which shall read in its entirety as follows:

                  Any award may specify management objectives associated with the award. Any award that specifies management objectives


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shall specify a minimum acceptable level of achievement in respect of the specified management objective below which no payment will be made or no benefit will be conferred. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant, product group, division, subsidiary or other management reporting unit in which the participant is employed. The management objectives may be relative to the performance of other companies or entities. If any individual is, or is determined by the Committee to be reasonably likely to become, a covered employee within the meaning of Section 162(m) of the Code, then awards to that individual that specify management objectives shall be based on specified levels of, or growth in, one or more of the following criteria: (i) share price, (ii) earnings, (iii) earnings per share, (iv) revenues, and (v) total stockholder return. Notwithstanding any other provision of this Plan to the contrary, in no event shall any participant be granted, in any period of one fiscal year, awards that specify management objectives having an aggregate value as of their respective dates of grant in excess of $1,500,000. Except as may be permitted under Section 162(m) of the Code, the Committee may not adjust management objectives after the grant of any award that specifies management objectives.

                                      III.

                  Paragraph 16 of the Plan is hereby amended to read as follows:

SECTION 16.  Term of Plan.

                  No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval of the 1997 Amendments to the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

         IN WITNESS WHEREOF, the Company has executed this Second Amendment to the Plan, to be effective this 17th day of October, 1997.


                                    FLOWERS INDUSTRIES, INC.


                                    /s/

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